Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-33603, 333-38648, 333-84333, 333-119878, 333-153149, 333-183902 and 333-219285 on Form S-8 of our reports dated April 1, 2022, relating to the financial statements of Urban Outfitters, Inc. and the effectiveness of Urban Outfitters, Inc.’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of Urban Outfitters, Inc. for the fiscal year ended January 31, 2022.

/s/ DELOITTE & TOUCHE LLP

Philadelphia, Pennsylvania

April 1, 2022